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                                                               EXHIBIT 5.1


                                 December 17, 1998


Ball Corporation
10 Longs Peak Drive
Broomfield, Colorado  80021-2510

         Re:   Ball Corporation
               Registration Statement on Form S-4

Ladies and Gentlemen:

     I am Vice President and General Counsel of Ball Corporation, an Indiana corporation (the "Company"), and its direct and indirect wholly-owned subsidiaries, Ball Aerospace & Technologies Corp., a Delaware corporation, Ball Asia Pacific Limited, a Colorado corporation, Ball Glass Container Corporation, a Delaware corporation, Ball Holdings Corp., a Delaware corporation, Ball Metal Beverage Container Corp., a Colorado corporation, Ball Metal Food Container Corp., a Delaware corporation, Ball Metal Packaging Sales Corp., a Colorado corporation, Ball Packaging Corp., a Colorado corporation, Ball Plastic Container Corp., a Colorado corporation, Ball Technologies Holdings Corp., a Colorado corporation, Ball Technology Services Corporation, a California corporation, BG Holdings I, Inc., a Delaware corporation, BG Holdings II, Inc., a Delaware corporation, Efratom Holding, Inc., a Colorado corporation and Latas de Aluminio Ball, Inc., a Delaware corporation (collectively, the "Subsidiary Guarantors"). In my capacity as General Counsel, I am authorized to furnish opinions on behalf of the Company and the Subsidiary Guarantors that may be required in connection with various matters, including the Company's offer to exchange (the "Exchange Offer") up to $300,000,000 aggregate principal amount of its outstanding Series A 7-3/4% Senior Notes due 2006 (the "Outstanding Senior Notes") and related subsidiary guarantees, for its Series B 7-3/4% Senior Exchange Notes due 2006 (the "Senior Exchange Notes") and related subsidiary guarantees (the "Senior Subsidiary Guarantees"), and up to $250,000,000 aggregate principal amount of its outstanding Series A 8-1/4% Senior Subordinated Notes due 2008 (the "Outstanding Senior Subordinated Notes," and, together with the Outstanding Senior Notes, the "Outstanding Notes") and related subsidiary guarantees, for its Series B 8-1/4% Senior Subordinated


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Ball Corporation
December 17, 1998
Page 2

Exchange Notes due 2008 (the "Senior Subordinated Exchange Notes," and, together with the Senior Exchange Notes, the "Exchange Notes") and related subsidiary guarantees (the "Senior Subordinated Subsid-iary Guarantees" and, together with the Senior Subsidiary Guarantees, the "Subsidiary Guarantees"). The Senior Exchange Notes and Senior Subsidiary Guarantees will be issued under a Senior Note Indenture, dated August 10, 1998, among the Company, the Subsidiary Guarantors and The Bank of New York, as Senior Note Trustee. The Senior Subordinated Exchange Notes and Senior Subordinated Subsidiary Guarantees will be issued under a Senior Subordinated Note Indenture (together with the Senior Note Indenture, the "Indentures"), dated
August 10, 1998, among the Company, the Subsidiary Guarantors and The Bank of New York, as Senior Subordinated Note Trustee.

     This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.

     In connection with this opinion, I have, or a lawyer acting under my general supervision has, examined originals or copies, certified or otherwise identified to my (or such lawyer's) satisfaction, of the following documents:
(i) the Registration Statement on Form S-4 (File No. 333-66847) as filed with the Securities and Exchange Commission (the "Commission") on
November 5, 1998 as amended on December 17, 1998 (such Registration Statement, as so amended, the "Registration Statement"); (ii) execution copies of the Indentures and Subsidiary Guarantees; (iii) the forms of the Exchange Notes and Subsidiary Guarantees and specimen certificates thereof; and (iv) such other documents, certificates and records as I have deemed necessary or appropriate as the basis for the opinions set forth herein. I have, or a lawyer acting under my general supervision has, also examined originals or copies, certified or otherwise identified to my (or such lawyer's) satisfaction, of such records of the Company and the Subsidiary Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, the Subsidiary Guarantors and others, and such other documents, certificates and records, all as I have deemed necessary or appropriate as a basis for the opinions set forth herein. I have relied upon, and assumed the accuracy of, such certificates and other statements, documents, records, papers and matters with respect to the factual matters set forth therein and I have assumed the genuineness of all of the signatures (other than the signatures of officers of the Company and the Subsidiary Guarantors) and the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified or photostatic copies and the legal capacity of all natural persons.


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Ball Corporation
December 17, 1998
Page 3

     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

     1. When (i) the Registration Statement becomes effective and the Indentures have been qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), and (ii) the Exchange Notes have been duly executed and authenticated in accordance with the terms of the Indentures and delivered in exchange for the Outstanding Notes in accordance with the Exchange Offer, the Exchange Notes will be valid and binding obligations of the Company entitled to the benefits of the Indentures and enforceable against the Company in accordance with their terms, except to the extent that (a) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or thereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforcement is consid-ered in a proceeding at law or in equity ) and (b) the waivers contained in Section 4.06 of the Indentures may be deemed unenforceable.

     2. When (i) the Registration Statement becomes effective, and the Indentures have been qualified under the TIA and (ii) the Exchange Notes have been duly executed and authenticated and the Subsidiary Guarantees endorsed thereon have been executed by the Subsidiary Guarantors in accordance with the terms of the Indentures and delivered in exchange for the Outstanding Notes in accordance with the Exchange Offer, the Subsidiary Guarantees will be valid and binding obligations of the Subsidiary Guarantors entitled to the benefits of the Indentures and enforceable against the Subsidiary Guarantors in accordance with their terms, except to the extent that (a) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and (b) the waivers contained in Section 4.06 of the Indentures may be deemed unenforceable.

     I am admitted to the practice of law in the States of Colorado and Indiana, and I do not express any opinion as to the laws of any other jurisdictions other than the Delaware General Corporation Law and laws of the United States of America to the extent referred to specifically herein. To the extent that the opinions given herein are controlled by matters of New York law, I have relied on the opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois) filed as Exhibit 5.2 to the Registration Statement.

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Ball Corporation
December 17, 1998
Page 4

     I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to me under the caption "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                  Very truly yours,


                                  /s/ Donald C. Lewis
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                                  DONALD C. LEWIS
                                  Vice President
                                  General Counsel